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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Short Intermediate Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      3,355,293         0.24             13,701,463        6.11


     Class B      361,961  0.19             1,693,363         6.11


     Class C      771,493  0.19             3,496,833         6.11


     Class I      47,303,697        0.25             196,070,978       6.11


     Class IS     687,624  0.23             3,895,420         6.11





     Evergreen Limited Duration Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A          155,007       0.31                383,488        10.18


     Class B          174,950       0.23                689,640        10.18


     Class C           336,533      0.23             1,170,278         10.18


     Class I       12,214,632       0.33                36,494,109     10.18


     Class IS         635,954       0.31             1,321,925         10.18




















     Evergreen Adjustable Rate Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      35,461,598        0.31               88,521,682      9.34


     Class B      16,883,539        0.24               60,397,275      9.34


     Class C      41,369,790        0.24             133,614,615       9.34


     Class I      87,129,906        0.34             208,917,242       9.34


     Class IS     21,682,414        0.31               55,361,720      9.34